As filed with the Securities and Exchange Commission on September 14, 2020

File No. 001-39473

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LENSAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	32-0125724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Discovery Drive, Orlando, Florida	32826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 536-7271

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The Nasdaq Capital Market

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

LENSAR, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections of the information statement entitled “Summary Historical Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Facilities.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Management.” Those sections are incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the section of the information statement entitled “Information Statement Summary,” “The Spin-Off,” “Dividend Policy” and “Description of LENSAR Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Recent Sales of Unregistered Securities.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the information statement entitled “The Spin-Off” and “Description of LENSAR Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Certain Relationships and Related Party Transactions—Indemnification Agreements” and “Indemnification and Limitation of Liability of Directors and Officer.” Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements and related notes referenced therein). That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements and related noted referenced therein). That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1+*	Form of Separation and Distribution Agreement between PDL BioPharma, Inc. and LENSAR, Inc.

3.1*	Form of Amended and Restated Certificate of Incorporation of LENSAR, Inc.

3.2*	Form of Amended and Restated Bylaws of LENSAR, Inc.

4.1	Form of Certificate of Common Stock

10.1+*	Form of Transition Services Agreement between PDL BioPharma, Inc. and LENSAR, Inc.

10.2*	Form of Tax Matters Agreement between PDL BioPharma, Inc. and LENSAR, Inc.

10.3#*	2017 Phantom Stock Plan

10.4#*	2020 Incentive Award Plan

10.4.1#*	Form of Restricted Stock Agreement pursuant to 2020 Incentive Award Plan

10.5#	2020 Employee Stock Purchase Plan

10.6#*	Employment Agreement, dated as of July 21, 2020, by and between LENSAR, Inc. and Nicholas Curtis

10.7#*	Employment Agreement, dated as of July 21, 2020, by and between LENSAR, Inc. and Alan Connaughton

10.8#*	Employment Agreement, dated as of July 21, 2020, by and between LENSAR, Inc. and Thomas Staab, II

10.9*	Form of Indemnification Agreement between LENSAR, Inc. and its directors and officers

10.10†*	Exclusive License Agreement, dated September 23, 2019, by and among Doug Patton, Ophthalmic Synergies, LLC and LENSAR, Inc.

10.11†*	Development Agreement, dated January 29, 2020, by and between LENSAR, Inc. and Oertli Instrumente AG

10.12+	Industrial Real Estate Lease, dated as of July 30, 2010, by and between LENSAR, Inc. and Challenger-Discovery, LLC, as amended as of March 15, 2016, December 16, 2016, August 20, 2020 and September 9, 2020.

10.13#*	Non-Employee Director Compensation Program

99.1	Preliminary Information Statement of LENSAR, Inc., subject to completion, dated September 14, 2020

*	Previously filed.
#	Indicates management contract or compensatory plan.
†	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item (601)(b)(10).
+	Certain schedules and attachments to certain of these exhibits have been omitted pursuant to Regulation S-K, Item 601(a)(5).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LENSAR, Inc.

By:	/s/ Nicholas Curtis
	Name:	Nicholas Curtis
	Title:	Chief Executive Officer

Date: September 14, 2020